UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2006 (November 10, 2006)
Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3776 South High Street, Columbus, Ohio	43207

(Address of principal executive offices)	(Zip Code)
(614) 491-2225

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EX-3.1
EX-3.2
EX-10
EX-99

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 10, 2006, the Company’s Board of Directors amended the Company’s Compensation Program for Directors. The Program was amended to: (1) eliminate the additional monthly cash retainer payable to the Chairman of the Board; (2) provide for a monthly cash retainer to be paid to the Lead Independent Director; (3) specify that non-employee directors will receive their annual grant of equity compensation following each annual meeting of stockholders; (4) specify that a new non-employee director elected by the board to fill a vacancy will receive a grant of stock as soon as practicable after he or she begins board service; (5) specify that only non-employee directors are eligible for reimbursement of travel costs to and from board meetings; and (6) to clarify that a director may not stand for reelection to the board after his or her 70th birthday. A copy of the revised Director Compensation Program is attached as Exhibit 10 to this Form 8-K and incorporated herein by reference.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On November 10, 2006, the Company’s Board of Directors amended the Company’s Amended and Restated Bylaws (the “Bylaws”) to implement a majority voting standard in uncontested director elections and make other changes. Specifically, the Board: (1) amended Section 2.07 of the Bylaws to set forth the process by which director nominations and other stockholder business may be brought before meetings of the Company’s stockholders; (2) amended Section 3.04 of the Bylaws to provide for a majority voting standard in uncontested director elections; (3) added Section 3.14 to the Bylaws to provide that any director may tender a resignation that will become effective upon the happening of a subsequent event, such as the failure to receive a majority vote in a director election; and (4) made various amendments to Article V of the Bylaws to, among other things, clarify the duties of the officers as well as the procedures for their appointment and removal. A complete copy of the revised Bylaws as well as a copy of the Bylaws marked to show the amendments made on November 10, 2006 are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Form 8-K and incorporated herein by reference.
     On November 13, 2006, the Company issued a news release announcing, among other things, the amendment of the Bylaws to implement a majority voting standard in uncontested director elections. A copy of the news release is attached as Exhibit 99 to this Form 8-K and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.
     On November 10, 2006, the Company’s Board of Directors declared a second fiscal quarter dividend of 14 cents ($0.14) per share on the Company’s outstanding common stock ($.01 par value). The dividend is payable Dec. 1, 2006, to stockholders of record at the close of business on Nov. 20, 2006. The Company issued a news release on November 13, 2006 announcing the declaration of the dividend. A copy of this news release is furnished as Exhibit 99 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired — Not Applicable

(b)	Pro Forma Financial Information — Not applicable

(c)	Shell Company Transactions — Not Applicable

(d)	Exhibits:

     The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Bob Evans Farms, Inc., reflecting amendments through November 10, 2006

3.2	Amended and Restated Bylaws of Bob Evans Farms, Inc., reflecting amendments through November 10, 2006 — marked to show amendments made November 10, 2006

10	Bob Evans Farms, Inc. Compensation Program for Directors Adopted and Effective May 8, 2006 and Amended November 10, 2006

99
News release issued by Bob Evans Farms, Inc. on November 13, 2006 announcing declaration of second quarter dividend and the amendment of the Bylaws to implement majority voting in uncontested director elections

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.
Dated: November 16, 2006	By:	/s/ Steven A. Davis
Steven A. Davis
Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated November 16, 2006

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Bob Evans Farms, Inc., reflecting amendments through November 10, 2006

3.2	Amended and Restated Bylaws of Bob Evans Farms, Inc., reflecting amendments through November 10, 2006 — marked to show amendments made November 10, 2006

10	Bob Evans Farms, Inc. Compensation Program for Directors Adopted and Effective May 8, 2006 and Amended November 10, 2006

99
News release issued by Bob Evans Farms, Inc. on November 13, 2006 announcing declaration of second quarter dividend and the amendment of the Bylaws to implement majority voting in uncontested director elections